Exhibit 3.2

Amended

BY-LAWS

OF

PHOTRONICS, INC.

ARTICLE I:       IDENTIFICATION

Section 1.       Name. The name of the Corporation is Photronics, Inc.

Section 2.       Seal. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal."

Section 3.       Offices. The principal office of the Corporation shall be located in Brookfield Center, Connecticut. The Corporation may also have other offices at such other places, either within or without the State of Connecticut, as the Board may determine or as the activities of the Corporation may require.

ARTICLE II:     MEETINGS OF SHAREHOLDERS

Section 1.       Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Connecticut, as may be fixed by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.       Annual Meeting. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the, by the Board of Directors.

Section 3.       Special Meetings. Special meetings of the shareholders may be called at anytime by the Chairman of the Board or by a majority of the Board of Directors, or shall be called by the Secretary at the request in writing of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting.

Section 4.       Notice. Written or printed notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to each meeting, to each shareholder of record entitled to vote at such meeting by leaving such notice with him personally or by depositing such notice in the mails in postage prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation.

Section 5.       Waiver of Notice. Notice of any shareholders meeting may be waived, in writing, by any shareholder, either before or after the time stated therein and, if any shareholder entitled to vote is present at a shareholders meeting and does not protest, prior to or at the commencement of the meeting, the lack of receipt of proper notice, such shareholder shall be deemed to have waived notice of such meeting.

Section 6.       Voting List. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividends, or for any other proper purpose, the Board of Directors may set a record date which shall not be a date earlier than the date on which such act ion is taken by the Board of Directors, nor more than sixty, nor less than ten days before the particular event requiring such determination of shareholders. The Secretary of the Corporation shall make, or cause to be made, at least two days after the meeting notice is given and continuing until the date of the meeting, a list or other record of the shareholders entitled to vote at such meeting, with the address of, and the number and class of shares held by each.

Section 7.       Quorum and Required Vote. The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders except as otherwise specifically provided by the By-Laws, by the Certificate of Incorporation or by law. The affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the shareholders, except as is otherwise specially provided by a By-Law, by the Certificate of Incorporation or law. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time.

Section 8.       Voting. Each holder of voting stock shall be entitled to vote in person or by proxy at each meeting, and he shall have one vote for each share of voting stock registered in his name. However, a proxy shall not be valid after eleven months from its date of execution, unless it specifies the length of time for which it shall continue in force or limits its use to a particular meeting not yet held.

Section 9.       [Action Without a Meeting. Any action which may be taken at a meeting of shareholders may be taken without a meeting, if consent in writing, setting forth such action, is signed by all of the persons who would be entitled to vote upon such act ion at a meeting, or by their duly authorized attorneys.]

ARTICLE III:        BOARD OF DIRECTORS

Section 1.       Number. The number of directors who will constitute the entire Board of Directors shall be not less than three nor more than fifteen. The number of directorships at any time shall be that number most recently fixed by resolution of the Board of Directors or the shareholders or, absent such action, shall be that number of directors elected at the preceding annual meeting or substitute annual meeting of shareholders, plus the number elected since such meeting, if any, to fill a vacancy created by an increase in the size of the Board, provided, however, that at such times as the Corporation has less than three shareholders, the number of directors may not be less than the number of shareholders and at such times as the Corporation has three or more shareholders, the number of directors must at least be three.

Section 2.       Election. Members of the initial Board of Directors as elected at the organization meeting shall hold office until the first annual meeting of shareholders and until their respective successors shall have been duly elected and qualified. At each annual meeting of shareholders, directors shall be elected to hold office until the next succeeding annual meeting and until their respective successors have been duly elected and qualified.

Section 3.       Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board may from time to time determine.

Section 4.       Special Meetings. Special meetings of the Board may be called by any director, the Chairman of the Board on at least two days' notice to each director given either by mail, n or orally, in person or by telephone or e-mail. Said notice may be waived by a written waiver signed by all of the directors who receive no such notice of meeting. Attendance by a director at a meeting, without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting.

Section 5.       Quorum. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is specially required by the By-Laws, by the Certificate of Incorporation or by law. A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting. A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment, provided such equipment enables all directors at a meeting to hear one another.

Section 6.       Committees of Directors. The Board of Directors, by resolution adopt q by a majority of the entire Board, designate two or more directors to constitute an executive committee or other committee and may appoint or provide for the appointment of one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, as shall be provided in these By-Laws or in the resolution of the Board constituting the committee. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board of Directors.

Section 7.       Action Without a Meeting. If all of the directors or all members of a committee of the Board of Directors, as the case may be, severally or collectively, consent in writing to any action taken or to be taken by the Corporation, and the number of such directors or members constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be.

Section 8.       Resignation and Removal. Unless otherwise provided in any contract with the Corporation, any director may resign or be removed at any time. A director who intends to resign shall give written notice to the president or to the secretary. Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote.

Section 9.       Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor and until his successor is duly chosen.

Section 10.     Compensation of Directors. The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board of Directors or of any of its committees. Every director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting which he attends. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting of stockholders. Nominations of persons for election as directors may be made only by or at the direction of the Board of Directors, or by a qualifying stockholder at any annual meeting of stockholders or at any special meeting for which the election of directors is a purpose specified in the notice of meeting given by the person calling the special meeting. A nomination by a qualifying stockholder may be made only pursuant to timely notice in proper written form to the Secretary. To be in proper form, such stockholder's notice shall set forth:

(i)         as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(A)       the name, age, business address and residence address of the person,

(B)        the principal occupation or employment of the person,

(C)        the class and number of shares of capital stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by the person and/or the person's affiliates and associates,

(D)       a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the nominating stockholder, each other beneficial owner of the corporation's capital stock, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and any such other such beneficial owner, on the one hand, and (y) each proposed nominee and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Securities and Exchange Commission ("SEC") Regulation S-K if the nominating stockholder and any such beneficial owner or any affiliate or associate thereof or person acting in concert therewith were the "registrant" for purposes of such Item and the proposed nominee were a director of such registrant, and

(E)        any other information relating to the proposed nominee and his or her affiliates and associates that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation l 4A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

(ii)        as to the nominating stockholder and each beneficial owner, if any, on whose behalf the nomination is being made:

(A)           the name, address and principal occupation or business activity of such stockholder and each such beneficial owner,

(B)            the class, series, and number of shares of capital stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and each such beneficial owner and their respective affiliates and associates,

(C)            a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and/or their respective affiliates and associates and each proposed nominee, the nominee's affiliates and associates and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s),

(D)           a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profits interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or any such beneficial owner, or any of their respective affiliates and associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any of their respective affiliates and associates with respect to shares of stock of the corporation,

(E)            a description of any material pending or threatened legal proceeding in which such stockholder or any such beneficial owner or any of their respective affiliates and associates is a party or material participant involving the corporation or any affiliate of the corporation,

(F)            any other material relationship between such stockholder or any such beneficial owner or any of their respective affiliates and associates, on the one hand, and the corporation, any affiliate of the corporation, or any principal competitor of the corporation, on the other hand,

(G)            any direct or indirect material interest of such stockholder or any such beneficial owner or any of their respective affiliates and associates in any material contract or agreement with the corporation, any affiliate of the corporation or any principal competitor of the corporation (the information called for by clauses (0) through (G) is referred to hereinafter as the "Stockholder Information"),

(H)           any other information relating to such stockholder and any such beneficial owner and their respective affiliates and associates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(I)              a representation that such stockholder is entitled to vote for the election of directors at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, and

(J)             a representation whether such stockholder and/or any such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials).

The foregoing notwithstanding, the Stockholder Information need not be provided with respect to the ordinary course business activities of any broker, dealer, bank, or other nominee who is a nominating stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner. A stockholder shall not have complied with this Section 1.6 if the stockholder (or any beneficial owner on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder's nominee in contravention of the representations with respect thereto made pursuant to the foregoing clause (J).

(b) To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver timely notice to the Secretary of the corporation at the principal executive offices of the corporation his or her written consent to serve as a director if elected and a written questionnaire with respect to his or her background and qualification (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that he or she

(i)
is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how he or she, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of the corporation, with his or her fiduciary duties under applicable law,

(ii)
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and

(iii)
in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.

The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable SEC and stock exchange listing standards and the corporation's publicly disclosed corporate governance guidelines.

(c) Not later than each of (i) five days after the record date for the meeting and (ii) eight days before the meeting, the nominating stockholder and the proposed nominee shall supplement the information required by Section l.6(a)(i), clauses (A)-(H) of Section l.6(a)(ii), and Section l.6(b), as applicable, by providing to the Secretary at the principal executive offices of the corporation updated information current as of the record date and as of the tenth day before the meeting, respectively.

(d) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting ana the defeotive nomination shall be disregarded.

ARTICLE IV:        OFFICERS

Section 1.       Election. A Chief Executive Officer, a secretary and when deemed necessary by the Board of Directors, a chairman of the Board, one or more vice presidents, a treasurer and such other officers and assistant officers shall be elected by the Board of Directors to hold office until their respective successors are duly elected and qualified. Any two or more offices may be held by the same person except the offices of Chief Executive Officer and Secretary.

Section 2.       Chairman of the Board. The Chairman of the Board (who may also be designated as Executive Chairman if serving as an employee of the Corporation), if such an officer be elected, shall preside at all meetings of the Board of Directors and of the shareholders of the Corporation. In the Chairman of the Board’s absence, such duties shall be attended to by any vice chairman of the Board of Directors, or if there is no vice chairman, or such vice chairman is absent, then by the Independent Lead Director. The Chairman of the Board shall act as liaison between the Board of Directors and the executive officers of the Corporation and shall be responsible for general oversight of such executive officers. The Chairman of the Board may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so elected or appointed by the Board of Directors. The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.

Section 3.       Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation.

In the absence or nonelection of a chairman, the independent lead director shall preside at all meetings of the Board of Directors and shareholders, discharging the duties incumbent upon a the independent lead director.

The Chief Executive Officer shall have the direction of all other officers, agents and employees of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall also perform such other duties and exercise such other powers as the By-Laws may provide or the Board of Directors may assign.

Section 4.       Vice President. Vice presidents, when elected, shall have such powers and perform such duties as the Chief Executive Officer may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws.

Section 5.       Secretary. The secretary shall keep true and complete records of the proceedings of the meetings of the shareholders, the Board of Directors and any committees of directors and shall file any written consents of the shareholders, the Board of Directors and any committees of directors with these records. It shall be the duty of the secretary to be custodian of the records and of the seal of the Corporation. The Secretary shall also attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may assign.

Section 6.       Assistant Secretary.  If one shall be elected, the assistant secretary shall have such powers and perform such duties as the president, secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the secretary, or in case of his absence or inability to act, the assistant secretary shall perform the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary.

Section 7.       Treasurer. If one shall be elected, the treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation.  The treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. Whenever requested by the Board of Directors, the treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-Law's may provide and the Board of Directors may assign.

Section 8.       Assistant Treasurer. If one shall be elected, the assistant treasurer shall have such powers and perform such duties as the president, treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the treasurer, or in case of his absence or inability to act, the assistant treasurer shall perform the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the treasurer.

Section 9.       Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board of Directors may assign.

Section 10.     Transfer of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

Section 11.     Resignation and Removal. Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time.  An officer who intends to resign shall give written notice to the Board of Directors in care of the Chief Executive Officer or the Secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

Section 12.     Vacancies. A vacancy occurring in any office may be filled for the unexpired portion of the term of office by the Board of Directors.

ARTICLE V:         CAPITAL STOCK

Section 1.       Consideration and Payment.  The capital stock may be issued for such consideration as may be fixed from time to time by the Board of Directors, provided, however, that the consideration may not be less than the par value of any of such stock having a par value. Payment of such consideration may be made, in whole or in part, in (a) cash, securities or other property of any description, or any interest therein, (b) labor or services rendered to or for the benefit of the Corporation, or (c) shares, securities or other obligations of the Corporation actually surrendered, cancelled or reduced. No certificate shall be issued for any shares until such shares are fully paid.

Section 2.       Certificates Representing Shares. Shares of the Corporation stock may be certificated or uncertificated.  Each holder of stock in the Corporation represented by certificates, any upon request of every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board and the Secretary certifying the number of shares owned by the shareholder and sealed with the seal or a facsimile of the seal of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3.       Lost Certificates. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board shall authorize the requested issuance. Before issuing a new certificate, the Board may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

Section 4.       Transfer of Stock. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or a By-Law of the Corporation or by any contract or agreement to which the Corporation is a party.

Section 5.       Regulation. The Board of Directors shall make such regulations as it may deem expedient concerning the issue, transfer and registration of shares.

ARTICLE VI:          DIVIDENDS AND RESERVES

Section 1.           Dividends. Subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash; property or in shares of the capital stock of the Corporation.

Section 2.       Reserves. Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain property or to serve other purposes conducive to the interests of the Corporation.

ARTICLE VII:            SPECIAL CORPORATE ACTS

Section 1.       All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed by the Chief Executive Officer, and, if required by law, attested by the secretary or an assistant secretary, unless otherwise directed by the Board of Directors or otherwise required by law.

ARTICLE VIII:       FISCAL YEAR

Section 1.       The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE IX:       INDEMNIFICATION

Section 1.       The Corporation shall indemnify its directors, and officers.

ARTICLE X:        AMENDMENT OF BY-LAWS

Section 1.       These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at any meeting of shareholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors provided that notice of such amendment, repeal or adopt ion of new By-Laws be included in the notice of such meeting.